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                                                                    Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT

The following is a list of subsidiaries of the Registrant as of January 3, 1999 all of which are wholly-owned:

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PARENT                                                               STATE OF
                                                                  INCORPORATION
Service Merchandise Company, Inc.                                   Tennessee
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SUBSIDIARIES

Service Merchandise Co. Broad, Inc.                                 Tennessee
Service Credit Corp.                                                Tennessee
Service Merchandise Co. No. 34, Inc.                                Tennessee
Service Merchandise Co. No. 35, Inc.                                Tennessee
Service Merchandise Co. No. 51, Inc.                                 Illinois
Service Merchandise Co. No. 93, Inc.                                Tennessee
Service Merchandise Co. No. 30, Inc.                                Tennessee
Service Merchandise Co. No. 99, Inc.                                  Nevada
Service Merchandise Company of Iowa, Inc.                           Tennessee
Service Merchandise Company of Kansas, Inc.                         Tennessee
The Toy Store, Inc.                                                 Tennessee
B. A. Pargh Co., Inc.                                               Tennessee
Service Merchandise Showrooms, Inc.                                 Tennessee
Wholesale Supply Company, Inc.                                      Tennessee
Homeowners Warehouse, Inc.                                           Florida
Service Merchandise RM, Inc.                                        Tennessee
The McNally Supply Company                                          Tennessee
SMC Aviation, Inc.                                                New Hampshire
H. J. Wilson Co., Inc.                                              Louisiana
Service Merchandise Co. of New York, Inc.                           Tennessee
Travel Management Consultants, Inc.                                 Tennessee
A. F. S. Marketing Services, Inc.                                   Tennessee
Service Merchandise Financial Co., Inc.                             Tennessee
Service Merchandise Indiana Partners                                 Indiana
Service Merchandise of Tennessee, Limited Partnership                Delaware
Service Merchandise of Texas, Limited Partnership                    Delaware
Service Merchandise Co., SPE-1, Inc.                                 Delaware
Service Merchandise Co., SPE-2, Inc.                                 Delaware
Service Merchandise Co., HC, Inc.                                    Delaware
Promotables, Inc.                                                   Tennessee
Service Merchandise Office Supply, Inc.                             Tennessee
Surplus Assurance Company, Ltd.                                      Bermuda
H. J. Wilson Co. Realty, Inc.                                         Texas
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